EXHIBIT 10.1

July 12, 2016

David Polinsky, CEO

GiftBoxCenter, LLC

90 Booth Ave

Englewood NJ, 07631

Ladies and Gentlemen:

The purpose of this binding letter of intent is to set forth certain understandings and agreements between Knight Knox Development Corp., a Nevada corporation ("Knight"), and GiftBoxCenter, LLC, a New Jersey limited liability company ("Giftbox") with respect to the potential acquisition by the Knight of GBC Sub, Inc., a Nevada corporation ("Sub") which is wholly-owned by GiftBox and which is the successor to all of the assets and operations of GiftBox (the "Transaction").

Item		Description

1.	Structure

GiftBox is a privately held limited liability company. Knight is a publicly traded corporation currently quoted on the OTC Markets and filing reports with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares of whose common stock were registered on a registration statement under the Securities Act of 1933, as amended (the "Securities Act").

GiftBox and Sub will enter into a reverse triangular merger with Knight and a newly formed acquisition subsidiary of Knight, which merger (the "Merger") shall qualify as a tax-free reorganization under the US Internal Revenue Code, and pursuant to which all of the outstanding capital stock of Sub will be cancelled in exchange for shares of Knight common stock ("Common Stock") to be issued to GiftBox; and simultaneously Knight will conduct a private placement offering (the "PPO") of its Common Stock on the terms described below.

The anticipated closing date for the Merger and at least the Minimum PPO (as defined below) (the "Closing Date") will be on or before August 30, 2016, subject to completion and delivery of audited and interim unaudited financial statements of Sub and pro forma financial statements, all compliant with applicable SEC regulations for inclusion under Item 2.01(f) and/or 5.01(a)(8) of SEC Form 8-K (the "Financial Statements").

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Item		Description

The closing of the Merger will occur upon (a) the closing of at least the Minimum PPO, (b) the completion and delivery by GiftBox to Knight of the Financial Statements and (c) execution of definitive documentation of the Merger and the other transactions described in this Letter of Intent (collectively, the "Transaction" or "Transactions") satisfactory to the parties.

All references in this Letter of Intent to "$" or "dollars" are to United States dollars, unless otherwise specifically provided.

2.	Merger and Split-Off

The definitive merger agreement among Knight, GiftBox, Sub and the acquisition subsidiary ("Merger Agreement") will contain customary representations and warranties for a transaction of this type, as mutually agreed between the parties, including the following representations, warranties and covenants to be made by Knight (and the acquisition subsidiary, as applicable) on the date of the Merger Agreement and on the Closing Date:

(a) Knight is a US corporation in good standing whose shares are presently eligible for quotation on the OTC Markets (or another over-the-counter market to be agreed on) and not subject to any notice of suspension or delisting;

(b) Knight has complied with all applicable federal and state securities laws and regulations, including being current in all of its reporting obligations under federal securities laws and regulations; and all prior issuances of securities have been either registered under the Securities Act, or exempt from registration and there are no material outstanding SEC comments; and Knight is not in violation or breach of, conflict with, in default under (with or without the passage of time or the giving of notice or both) any provisions of (a) Knight incorporation documents or (b) any mortgage, indenture, lease, license or any other agreement or instrument;

(c) no order suspending the effectiveness of any registration statement of Knight under the Securities Act or the Exchange Act has been issued by the SEC and, to Knight's knowledge, no proceedings for that purpose have been initiated or threatened by the SEC;

(d) Knight is not and has not, and the past and present officers, directors and affiliates of Knight are not and have not, been the subject of, nor does any officer or director of Knight have any reason to believe that Knight or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

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Item		Description

(e) Knight is not and has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor is it or has it been a party to any material litigation or, within the past four years, the subject of any threat of material litigation; litigation shall be deemed "material" if the amount at issue exceeds the lesser of $10,000 per matter or $25,000 in the aggregate;

(f) Knight has not, and the past and present officers, directors and affiliates of Knight have not, been the subject of, nor does any officer or director of Knight have any reason to believe that Knight or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency;

(g) Knight does not, on the Closing Date, have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable, except as set forth in the Merger Agreement (which shall not exceed $25,000 in the aggregate, exclusive of professional fees and expenses related to the Transactions and Brokers' Fees (as defined below), which are payable as set forth below); and

(h) the issued and outstanding share capital of Knight, immediately prior to the Closing Date, has been duly authorized and is validly issued, is fully paid, non-assessable, and has been issued in accordance with all applicable laws, including, but not limited to, the Securities Act and state Blue Sky laws..

The Merger Agreement will contain customary indemnification provisions to secure breaches of representations and warranties reasonably satisfactory to the parties and such other terms and provisions as shall be mutually agreed upon between GiftBox and Knight consistent with the provisions in this Letter of Intent.

Closing of the Merger and of at least the Minimum PPO will each be a condition precedent to the other and will occur simultaneously.

3.	Private Placement Offering

Knight will conduct a private placement offering pursuant to Regulation D (506 C) under the Securities Act and any and all applicable state securities laws (the "PPO") for a minimum of $1,500,000 (the "Minimum PPO") and a maximum of $2,500,000 (the "Maximum PPO").

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Item		Description

4.	Consideration; Capitalization

Upon the closing of the Merger and the Minimum PPO, Knight shall have an authorized capitalization of 75,000,000 shares of Common Stock. Each share of Common Stock will be entitled to one vote per share.

In consideration for the Merger, GiftBox will receive, in exchange for all of outstanding shares of capital stock of Sub, on a fully-diluted basis an aggregate of 10,000,000 restricted shares of Knight Common Stock.

The stockholders of Knight prior to the Merger and PPO will retain in the aggregate, after giving effect to the Split-Off, 3,280,000 shares of Knight Common Stock.

Upon the Closing Date, the Board of Directors of Knight shall have adopted a 2,500,000-share Equity Incentive Plan (the "EIP") covering outstanding GiftBox options and for the future issuance, at the discretion of the Board, of incentive awards to officers, key employees, consultants and directors. Knight will grant 250,000 options to Kristen Kuliga which vest over 4 years for serving on the BOD. Knight will also grant 1,000,000 shares of common stock to Evan Levine to serve as CEO and director which will vest over 4 years.

The actual and fully diluted capitalizations of Knight upon Closing of the Merger will be mutually agreed upon between the parties.

5.	Financial Statements of GiftBox; Signing Date

On or prior to the Closing Date, GiftBox shall provide the Financial Statements. It is contemplated that the definitive agreements (e.g., the Merger Agreement, PPO agreements) will be signed on or before the last day of the Exclusivity Period (as hereinafter defined).

6.	Board of Directors; Officers; Employment Agreements

On the Closing Date, the Board of Directors of Knight shall be of the size and have the members that GiftBox and Knight shall mutually agree, provided that a majority of the directors will be independent and designated by GiftBox.

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Item		Description

On the Closing Date, all of the current officers and directors of Knight shall resign and, simultaneously therewith, (a) the new Board of Directors shall be appointed as described above; and (b) such officers shall be appointed as shall be determined by GiftBox, to include Evan Levine as Chief Executive Officer David Polinsky as Executive Chairman. The Chief Executive Officer of Knight, and such other employees as GiftBox shall designate, shall, upon the Closing, each have an employment agreement with Knight (with a minimum term of two (2) years for the CEO) mutually satisfactory to GiftBox, Knight and the employee.

7.	Restriction on Sale; No Shorting

All securities issued pursuant to the Merger will be "restricted securities" as defined in Rule 144 and shall be subject to all applicable resale restrictions specified by federal and state securities laws.

At Closing, Giftbox and all officers and directors, and designated key employees, if any (each a "Restricted Holder"; collectively the "Restricted Holders"), shall enter into lock-up agreements with Knight for a term of twelve (12) months from the effectiveness of a Registration Statement registering the resale of shares (subject to earlier termination (a) upon listing of the Common Stock on the New York Stock Exchange, NYSE MKT or NASDAQ or (b) with the written approval of the lead underwriter of any underwritten public offering of Knight's securities for gross proceeds of at least $20 million (a "Qualified Public Offering")), whereby they will agree to certain restrictions on the sale or disposition (including pledge) of all of the Common Stock of Knight held by (or issuable to) them.

In addition, each shareholder, other than public shareholders shall agree that it will not, for a period of twenty-four (24) months following the Closing Date, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Exchange Act) of shares of Common Stock, whether or not against the box, establish any "put equivalent position" (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, borrow or pre-borrow any shares of Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to the Common Stock, or do any of the foregoing with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock or otherwise seek to hedge its position in the Common Stock.

8.	Conditions to Closing; Name Change

The Merger Agreement shall include certain customary and other closing conditions including the following:

(a) consummation of all required definitive instruments and agreements, including, but not limited to, the Merger Agreement, PPO offering documents, the EIP and employment agreements as specified in Section 7, in forms acceptable to Knight and GiftBox and;

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Item		Description

(b) obtaining by Knight and GiftBox of all necessary board and stockholder approvals, including but not limited to Knight stockholder approval of the EIP;

(c) satisfactory completion by Knight and GiftBox of all necessary business, technical and legal due diligence;

(d) the completion of the offer and sale of the Minimum PPO;

(e) no material adverse change with respect to Sub or Knight;

(f) no material pending or threatened litigation against Knight, GiftBox or Sub;

(g) obtaining any required consents of other parties to existing agreements with GiftBox and Sub; and

(h) receipt by Knight of the Financial Statements.

In connection with the Transactions, Knight will change its name to such name as is specified by GiftBox. Knight may, with the permission of GiftBox, change its name prior to the Closing Date.

9.	Pre-Closing Covenants

Knight and GiftBox shall each cooperate with the other and use their reasonable best efforts to complete their due diligence and to execute and deliver the Merger Agreement and all other documents necessary or desirable to effect the Transactions as soon as possible and to thereafter satisfy each of the conditions to closing specified thereunder.

10.	Costs and Expenses	GiftBox, Sub and Knight will each incur legal and other costs and expenses in connection with the negotiation of the Transactions and certain due diligence activities relating thereto.

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Item		Description

All fees and expenses relating to the Transactions, including but not limited to Brokers' Fees and legal and accounting fees of GiftBox, Sub and Knight, will be payable at each closing of the PPO from the proceeds thereof.

11.	Exclusivity; Due Diligence

From and after the date of the execution of this Letter of Intent through and including August 31, 2016 (the "Exclusivity Period"), GiftBox and Sub hereby covenant and agrees that they will not enter into any public offering, merger, combination, divestiture, financing, joint venture, sale and/or acquisition agreement in whatever form, except for agreements in the ordinary course of business, or enter into any other transaction that would preclude the consummation of the PPO and the Merger consistent with the terms set forth in this Letter of Intent.

12.	Governing Law	This Letter of Intent shall be governed and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

13.	Termination and Effects of Termination

The obligations of the parties to each other under this Letter of Intent shall terminate upon the first to occur of (i) mutual agreement of the parties to terminate this Letter of Intent, (ii) the expiration of the Exclusivity Period, or (iii) the execution and delivery of a Merger Agreement among GiftBox, Sub, Knight and the acquisition subsidiary, provided that the provisions and obligations of the parties created by Sections 12 and 14 hereof and the last sentence of this Section 13 shall survive the termination of this Letter of Intent.

14.	Confidentiality

Each of the parties to this Letter of Intent agrees to maintain the confidentiality of the terms of this Letter of Intent and the Transactions, and not to use any information it may learn about the other party for any purpose other than to consummate the Transactions, provided that Knight may file this agreement as required under the Securities Act. Further, no disclosure of any information concerning this Letter of Intent, the Transactions or any confidential information delivered by either party to the other pursuant to this Letter of Intent or the Transactions shall be disclosed to any other person unless such disclosure is reasonably necessary in connection with the purposes of this Letter of Intent and until such other person shall have first executed and delivered a written confidentiality agreement (or is otherwise legally bound by reasonably comparable confidentiality obligations existing under contract or pursuant to the terms of his or her work with any party to this Agreement) by which such person agrees to hold in confidence such confidential information. The obligations of the parties (and of such other persons to whom confidential information is delivered) pursuant to this paragraph shall continue indefinitely, except as otherwise required by applicable law, governmental regulation, stock exchange rule or court order.

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Please indicate your acceptance of the terms outlined in this letter agreement regarding the Transaction as set forth herein.

KNIGHT KNOX DEVELOPMENT CORP.

By:	/s/ James Maley
Name:	James Manley
Title:	President

AGREED TO AND ACCEPTED:

This 12th day of July, 2016

GIFTBOXBOX CENTER, LLC

By:	/s/ David Polinsky
Name:	David Polinsky
Title:	CEO

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